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                                                                      EXHIBIT 21

                        HIGHLANDS INSURANCE GROUP, INC.

                             LIST OF SUBSIDIARIES




                                                Jurisdiction
                                                    of
                                               Incorporation
                                                    or
Name                                            Organization
----                                           --------------

Aberdeen Insurance Company                     Texas
American Professionals Insurance Company       Indiana
American Reliance, Inc.                        Indiana
American Reliance Realty, Inc.                 Delaware
Certified Finance Corporation                  Texas
Highlands Limited                              Bermuda
Highlands Insurance Company (U.K.) Limited     United Kingdom
Highlands Claims and Safety Services, Inc.     Texas
Highlands Underwriters Insurance Company       Texas
Highlands Holdings (UK), Ltd.                  United Kingdom
Highlands Underwriting Agents, Limited         United Kingdom
Highlands Insurance Company                    Texas
Highlands Casualty Company                     Texas
Highlands Overseas Limited                     Bermuda
Highlands Lloyds                               Texas
Highlands Services Corporation                 Delaware
Highlands Underwriters Insurance Agency, Inc.  Texas
Insurance Management Corporation               Texas
NN Insurance Company                           Wisconsin
Northwestern National Casualty Company         Wisconsin
Northwestern National Holding Company, Inc.    Delaware
Pacific Automobile Insurance Company           California
Pacific National Insurance Company             California
SICO, Inc.                                     Indiana
State Capital Insurance Company                North Carolina
Statesman Insurance Company                    Indiana
Timeco, Inc.                                   Indiana
Underwriters Special Risks, Inc.               Texas
Underwriters Special Risks of La., Inc.        Louisiana